UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 29, 2013

IMH Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-52611	23-1537126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 N. Scottsdale Rd., Suite 2050 Scottsdale, Arizona		85253
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(480) 840-8400

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2013, IMH Financial Corporation (“IFC” or “the Company”), through various subsidiaries, entered into an agreement with an existing borrower group to, at the option of the Company, transfer to the Company ownership of certain assets in satisfaction of the related loans with a net carrying value of approximately $60 million and release the borrower group from further liability. The Company expects to complete its due diligence in less than 60 days.

If the Company chooses to exercise its option, the assets to be acquired, subject to existing liabilities, will include the following:

•	certain real property, including all improvements thereon, including two operating hotels located in Arizona;
•	a 28-lot residential subdivision located in Arizona; and
•	various leasehold and other interests in multiple leases relating primarily to the operations of the operating hotels.

As additional consideration for the transactions set forth in the agreement, certain related parties of the borrower group have agreed to provide interim management services for the operating hotels for a specified term following the closing based upon terms customary and reasonable for such services which will be set forth in interim management agreements.

About IMH Financial Corporation

IMH Financial Corporation is a Scottsdale, Arizona based real estate lender and investor. As a public reporting entity, IMH Financial Corporation files periodic reports with the SEC. For additional financial and other important information pertaining to IFC, individuals can visit www.sec.gov and reference CIK #1397403.

Forward-Looking Statements

Our future plans and other statements in this letter about expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts constitute forward-looking statements. In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view” and “would” or the negative of these terms or other comparable terminology. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation the risk that we will be unable or otherwise decide not to make proposed future distributions and other risks and uncertainties related to the Company that can be found under the heading “Risk Factors” in IMH Financial Corporation’s most recent annual report on Form 10-K and other filings with the SEC.

These forward looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2013	IMH FINANCIAL CORPORATION

	By:	/s/ William Meris
William Meris President